Exhibit 99.1

Mobile Infrastructure Reports Third Quarter 2026 Financial Results

RevPAS Increases 16% Driven by Utilization Improvement

Contract Volumes Up 13% and Transient Volumes Up 11%

Conference Call to be held at 4:30 PM Eastern Time Today

CINCINNATI — (BUSINESSWIRE) — Mobile Infrastructure Corporation (Nasdaq: BEEP), (“Mobile”, “Mobile Infrastructure” or the “Company”), the nation’s only publicly traded owner of parking infrastructure, today reported results for the three and nine months ended September 30, 2026.

“We are pleased with our third quarter results, marking Mobile’s strongest operating quarter of 2026, building strong momentum heading into 2027, and achieving our highest utilization and RevPAS to date,” said Stephanie Hogue, Chief Executive Officer. “At the start of the year, we discussed our strategy of building utilization first, establishing a larger and more durable base of recurring and transient demand, and following this with improved, sustainable pricing as utilization improves. Our results in the third quarter evidence strong execution as our strategy translates into earnings improvement. Same-Location Revenue grew 12.8% and Same-Location NOI increased 18.4%, marking our third consecutive quarter of Same-Location NOI growth and a clear acceleration from the first half of the year.

“In the third quarter, our growth was principally volume-driven. Utilization rose approximately 13 percentage points year-over-year and RevPAS increased approximately 16%, reaching its highest level since we began tracking the measure in 2023. Monthly parking is the foundation of that progress. Baseline contract volumes grew approximately 13%, supported by residential demand, commercial relationships, and targeted business development, with Cincinnati, Fort Worth, and Detroit among the leading contributors. Recurring contracts give us greater revenue visibility and a more stable base from which to optimize transient inventory, which supports improved pricing over time. Transient demand benefited from an active summer event calendar and a growing share of third-party reservations, with notable strength in Chicago, Cincinnati, and Nashville. We have deliberately prioritized utilization and customer relationships, and we expect to achieve pricing power as more of the portfolio reaches stabilized utilization.

“We continue to execute our disciplined capital allocation strategy. To date, we have generated approximately $33 million of proceeds under our three-year $100 million asset rotation program, at a weighted-average capitalization rate of approximately 2%. These private-market valuations reinforce the underlying value of our portfolio and the disconnect from our current share price. Our priorities remain clear: maximize the performance of our existing assets, improve portfolio quality and strengthen the balance sheet, all to build long-term shareholder value,” Ms. Hogue concluded.

Third Quarter 2026 Highlights

●	Total revenue was $9.6 million, up 5.5%, as compared to $9.1 million in the prior-year period and $8.9 million in Q2.
●	Same-Location Revenue was $9.6 million, up 12.8%, as compared to $8.5 million in the prior-year period.
●	Net loss was $2.6 million as compared to $6.4 million in the prior-year period and $3.2 million in Q2.
●	NOI* was $6.3 million as compared to $5.5 million in the prior-year period, an increase of 13.6% year-over-year.
●	Same-Location NOI* was $6.3 million as compared to $5.3 million in the prior-year period, an increase of 18.4% year-over-year.
●	Adjusted EBITDA* was $4.8 million as compared to $3.9 million in the prior-year period, an increase of 23.2% year-over-year.
●	Contract parking volumes grew approximately 13% year-over-year, supported by continued strength in residential and return-to-office momentum.

* Explanations of these non-GAAP financial measures and reconciliation to the most comparable GAAP financial measures are presented later in this press release.

Q3 2026 Financial Results

Total revenue of $9.6 million increased by 5.5% from $9.1 million in the prior-year quarter. Same-Location Revenue was $9.6 million, an increase of 12.8% compared to $8.5 million in the third quarter of 2025. Revenue increases are primarily due to growth in managed property revenue driven by contract and transient volume increases.

Total property taxes and operating expenses were $3.3 million, as compared to $3.6 million during the third quarter of 2025.

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General and administrative expenses were $2.3 million, which included $0.8 million of non-cash compensation, compared to $2.4 million during the third quarter of 2025, which included $0.8 million of non-cash compensation.

Interest expense was $4.8 million compared to $4.6 million in the third quarter of 2025.

Net loss was $2.6 million, an improvement from $6.4 million in the prior-year period, which included a non-cash $2.5 million impairment of real estate.

Same-Location Net Operating Income (“Same-Location NOI”), defined by the Company as total revenues less property taxes and operating expenses for the 35 properties owned during both reported periods, was $6.3 million, up 18.4% from $5.3 million in the prior-year period. Growth was driven primarily by contract and transient volume increases together with disciplined operating expense control. Adjusted EBITDA was $4.8 million compared to $3.9 million in the prior-year period.

Revenue Per Available Stall (“RevPAS”) was $245.83, compared to $211.53 in the third quarter of 2025 and $224.96 in the second quarter of 2026. Trailing twelve-month RevPAS was $211.22, compared to $202.53 a year earlier. Portfolio utilization was up approximately 13 percentage points year-over-year in the third quarter and approximately 8 percentage points on a trailing twelve-month basis, reflecting continued contract growth and the reopening of several demand-driving venues across the portfolio driving transient volumes.

Balance Sheet, Cash Flow, and Liquidity

At September 30, 2026, the Company had $10.6 million in cash, cash equivalents and restricted cash, compared to $15.3 million at December 31, 2025. As of September 30, 2026, total debt outstanding, net, including outstanding borrowings under the Line of Credit and notes payable, was $198.3 million, down from $207.7 million at yearend 2025.

Full Year 2026 Guidance**

The Company is reiterating its full year 2026 guidance range as initially provided with fourth quarter and full year 2025 results. Based on our results to date, for full year 2026, the Company expects revenue to be at the low end of the range of $35 million to $38 million.

The Company expects NOI to range from $21.5 million to $23.0 million, representing year-over-year growth of 7% at the midpoint, and 10% growth on a same-location basis. The Company expects adjusted EBITDA to range from $15.0 million to $16.5 million, representing year-over-year growth of 10% at the midpoint, and 13% growth on a same-location basis.

This guidance is supported by expectations for continued contract volume growth, the reopening and enhancement of several venues, and the positive impact from technology optimization across the Company’s core portfolio on pricing and utilization. The guidance does not reflect any potential future asset sales or acquisitions from the asset rotation plan.

**The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

Third Quarter 2026 Conference Call and Webcast Information

Mobile will hold a conference call to discuss its third quarter 2026 results on November 10, 2026, at 4:30 p.m. ET.

Participants who wish to access the live conference call may do so by registering here. Upon registration, a dial-in and unique PIN will be provided to join the call.

A live, listen-only webcast of the conference call may be accessed from the Investor Relations section of the Company’s website, or by registering here.

For those who are unable to listen to the live broadcast, a replay of the webcast will be available in the “News & Events” section of the Investor Relations website under “IR Calendar” for one year.

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Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this press release that are not historical facts (including any statements concerning our net operating income and revenue projections, our assessment of various trends impacting our economic performance, the effects of implementation of strategic model changes, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon the Company’s current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on operations and future prospects are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission from time to time.

All forward-looking statements are made as of the date of this press release. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Mobile Infrastructure Corporation

Mobile Infrastructure Corporation is a Maryland corporation. The Company owns a diversified portfolio of parking assets throughout the United States. As of September 30, 2026, the Company owned 35 parking facilities in 18 separate markets throughout the United States, with a total of 13,200 parking spaces and approximately 4.6 million square feet. The Company also owns approximately 0.1 million square feet of retail/commercial space adjacent to its parking facilities. Learn more at www.mobileit.com.

Mobile Contact

David Gold | Lynn Morgen

beepir@advisiry.com | (212) 750-5800

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MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of September 30, 2026	As of December 31, 2025
	(unaudited)
ASSETS
Investments in real estate
Land and improvements	$142,584	$150,566
Buildings and improvements	236,590	244,627
Construction in progress	1,060	87
Intangible assets	5,717	5,717
	385,951	400,997
Accumulated depreciation and amortization	(44,136)	(38,860)
Total investments in real estate, net	341,815	362,137

Cash and cash equivalents	4,879	8,349
Cash – restricted	5,717	6,935
Accounts receivable, net	3,181	3,985
Other assets	1,462	1,058
Total assets	$357,054	$382,464
LIABILITIES AND EQUITY
Liabilities
Notes payable, net	$175,395	$181,771
Line of credit	22,927	25,895
Accounts payable and accrued expenses	14,037	15,196
Accrued preferred distributions and redemptions	81	67
Due to related parties	490	490
Total liabilities	212,930	223,419

Equity
Mobile Infrastructure Corporation Stockholders’ Equity
Preferred stock Series A, $0.0001 par value, 50,000 shares authorized, 576 and 1,296 shares issued and outstanding, with a stated liquidation value of $576,000 and $1,296,000 as of September 30, 2026 and December 31, 2025, respectively	—	—
Preferred stock Series 1, $0.0001 par value, 97,000 shares authorized, 12,590 and 13,315 shares issued and outstanding, with a stated liquidation value of $12,590,000 and $13,315,000 as of September 30, 2026 and December 31, 2025, respectively	—	—
Preferred stock Series 2, $0.0001 par value, 60,000 shares authorized, 46,000 issued and converted (stated liquidation value of zero as of September 30, 2026 and December 31, 2025)	—	—
Warrants issued and outstanding – zero and 2,553,192 warrants as of September 30, 2026 and December 31, 2025, respectively	—	3,319
Common stock, $0.0001 par value, 500,000,000 shares authorized, 39,378,079 and 39,662,049 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	302,872	299,446
Accumulated deficit	(173,833)	(161,496)
Total Mobile Infrastructure Corporation Stockholders’ Equity	129,041	141,271
Non-controlling interest	15,083	17,774
Total equity	144,124	159,045
Total liabilities and equity	$357,054	$382,464

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MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Managed property revenue	$8,544	$7,673	$22,927	$21,659
Base rental income	1,013	1,279	3,113	4,185
Percentage rental income	27	134	369	469
Total revenues	9,584	9,086	26,409	26,313

Operating expenses
Property taxes	1,688	1,761	4,646	5,412
Property operating expense	1,642	1,820	5,051	5,497
Depreciation and amortization	1,762	2,874	5,365	7,822
General and administrative	2,250	2,438	7,256	7,230
Impairment	—	2,545	—	2,545
Total expenses	7,342	11,438	22,318	28,506

Other
Interest expense, net	(4,781)	(4,568)	(14,634)	(13,908)
Loss on extinguishment of debt	—	—	(2,044)	—
Loss on sale of real estate	—	—	(1,115)	—
Other income (expense), net	(11)	34	125	(15)
Change in fair value of Earn-Out liability	—	458	—	693
Total other expense	(4,792)	(4,076)	(17,668)	(13,230)

Net loss	(2,550)	(6,428)	(13,577)	(15,423)
Net loss attributable to non-controlling interest	(221)	(625)	(1,240)	(1,480)
Net loss attributable to Mobile Infrastructure Corporation’s stockholders	$(2,329)	$(5,803)	$(12,337)	$(13,943)

Preferred stock distributions declared - Series A	(13)	(26)	(49)	(81)
Preferred stock distributions declared - Series 1	(175)	(209)	(537)	(671)
Net loss attributable to Mobile Infrastructure Corporation’s common stockholders	$(2,517)	$(6,038)	$(12,923)	$(14,695)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to Mobile Infrastructure Corporation’s common stockholders - basic and diluted	$(0.06)	$(0.15)	$(0.33)	$(0.36)
Weighted average common shares outstanding, basic and diluted	39,355,655	40,737,762	39,350,880	40,641,426

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Discussion and Reconciliation of Non-GAAP Measures

Same-Location Net Operating Income

Net Operating Income (“NOI”) is presented as a supplemental measure of our performance. For the three and nine months ended September 30, 2026 and 2025, Same-Location NOI represents the NOI for the 35 properties that were owned for both calendar year periods being compared. The Company believes that NOI provides useful information to investors regarding our results of operations, as it highlights operating trends such as pricing and demand for our portfolio at the property level as opposed to the corporate level. NOI is calculated as total revenues less property operating expenses and property taxes. The Company uses NOI internally in evaluating property performance, measuring property operating trends, and valuing properties in our portfolio. Other real estate companies may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other real estate companies. NOI should not be viewed as an alternative measure of financial performance as it does not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income and expenses, or the level of capital expenditures necessary to maintain the operating performance of the Company’s properties that could materially impact results from operations.

Adjusted EBITDA

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) reflects net income (loss) excluding the impact of interest expense, depreciation and amortization, and the provision for income taxes, for all periods presented. Adjusted EBITDA also excludes certain recurring and non-recurring items including, but not limited to, stock-based compensation expense, non-cash changes in fair value of the Earn-Out Liability, gains or losses from disposition of real estate assets, impairment write-downs of depreciable property, and Other Income, Net. Adjusted EBITDA should be considered along with, but not as an alternative to, net income (loss), cash flow from operations or any other operating GAAP measure.

Same-Location Net Operating Income and Reconciliation to Net Loss

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	%	2026	2025	%
Revenues
Managed property revenue	$8,544	$7,255		$22,765	$20,459
Base rental income	1,013	1,105		3,030	3,635
Percentage rental income	27	135		369	469
Total revenues	9,584	8,495	12.8%	26,164	24,563	6.5%
Operating expenses
Property taxes	1,688	1,670		4,696	5,093
Property operating expense	1,642	1,541		4,935	4,697
Same-Location Net Operating Income	$6,254	$5,284	18.4%	$16,533	$14,773	11.9%

Reconciliation
Net loss	$(2,550)	$(6,428)		$(13,577)	$(15,423)
Loss on extinguishment of debt	—	—		2,044	—
Loss on sale of real estate	—	—		1,115	—
Other (income) expense, net	11	(34)		(125)	15
Change in fair value of Earn-Out liability	—	(458)		—	(693)
Interest expense, net	4,781	4,568		14,634	13,908
Depreciation and amortization	1,762	2,874		5,365	7,822
General and administrative	2,250	2,438		7,256	7,230
Impairment	—	2,545		—	2,545
Net Operating Income	$6,254	$5,505		$16,712	$15,404
Less: 2025 and 2026 Disposed Assets	—	(221)		(179)	(631)
Same-Location Net Operating Income	$6,254	$5,284		$16,533	$14,773

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Adjusted EBITDA Reconciliation

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Reconciliation of Net Loss to Adjusted EBITDA Attributable to the Company
Net loss	$(2,550)	$(6,428)	$(13,577)	$(15,423)
Interest expense, net	4,781	4,568	14,634	13,908
Depreciation and amortization	1,762	2,874	5,365	7,822
Impairment	—	2,545	—	2,545
Change in fair value of Earn-Out liability	—	(458)	—	(693)
Other expense, net	11	(34)	(125)	15
Loss on extinguishment of debt	—	—	2,044	—
Loss on sale of real estate	—	—	1,115	—
Equity based compensation	762	801	2,358	2,289
Adjusted EBITDA Attributable to the Company	$4,766	$3,868	$11,814	$10,463

RevPAS

Revenue Per Available Stall (“RevPAS”) is used to evaluate parking operations and performance. RevPAS is defined as average monthly Parking Revenue (Parking Revenue less related Sales Tax and Credit Card Fees) divided by the parking stalls in the locations that were owned and under management agreement for the periods presented. Parking Revenue does not include Billboard or Commercial Rent, or revenue from locations that are under Lease Agreements. The Company believes RevPAS is a meaningful indicator of our performance because it measures the period-over-period change in revenues for comparable locations.

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